Exhibit 23.3

Golder Associates Inc. 4730 N. Oracle Road, Suite 210 Tucson, Arizona USA 85705 Telephone: (520) 888-8818 Fax: (520) 888-8817

CONSENT OF GOLDER ASSOCIATES, INC.

The undersigned, Golder Associates, Inc., hereby states as follows:

Our firm assisted with the “Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

	By:	/s/ David A. Kidd
	Name:	David A. Kidd
	Title:	Principal
Date: April 16, 2009